Exhibit 10.4

GUARANTY

This is a guaranty (this “Guaranty”) dated as of June 1, 2005 from Rainmaker Systems, Inc., a Delaware corporation, having an address of 1800 Green Hills Road, Scotts Valley, California, 95066 (hereinafter called “Guarantor”), to Hub Properties Trust, a Maryland real estate investment trust having its principal place of business at c/o Reit Management & Research LLC, 400 Centre Street, Newton, Massachusetts 02458 (hereinafter called “Landlord”).

WHEREAS, the State of Wisconsin Investment Board (“Original Lessor”) and Sunset Direct, Inc., a Texas corporation (“Original Lessee”) entered into that certain Office Lease dated January 6, 1997, as amended by a First Amendment to Lease dated August 30, 1997 for certain premises located at Atrium Office Centre, 8701 North Mopac, Austin, Texas, as more particularly described in the Lease (as so amended, the “Indenture”); and

WHEREAS, Harvard Property (Atrium) L.P. (“Harvard”) succeeded to the interest of Original Lessor under the Indenture and with Original Lessee entered into a Second Amendment to Lease dated May 8, 1998 and a Third Amendment to Lease effective as of October 1, 2002 (the Indenture as so amended, the “Original Lease”); and

WHEREAS, Landlord succeeded to the interest of Original Lessor under the Original Lease and with Original Lessee entered into a Fourth Amendment to Lease (the “Fourth Amendment”) as of July 1, 2002; and

WHEREAS, Sunset Direct, Inc., an Idaho corporation (“Tenant”) succeeded to the interest of Original Lessee under the Original Lease as amended by the Fourth Amendment as of July 8, 2004; and

WHEREAS, Landlord, Tenant and The Frost National Bank entered into a Landlord’s Subordination of Lien dated December 6, 2004 (the “Lien Subordination”); and

WHEREAS, Landlord and Tenant are contemporaneously herewith entering into a Fifth Amendment to Lease (the “Fifth Amendment”); and

WHEREAS, Guarantor owns the stock of Tenant and expects to receive benefits from the Fifth Amendment (the Original Lease as amended by the Fourth Amendment, the Lien Subordination and the Fifth Amendment is hereinafter referred to as the “Lease”); and

WHEREAS, as a condition to entering into the Fifth Amendment, Landlord has required that Guarantor enter into this Guaranty, and in order to induce Landlord to enter into the Fifth Amendment, Guarantor agrees to enter into this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and as an inducement to Landlord to enter into the Fifth Amendment, Guarantor hereby agrees for the benefit of Landlord as follows:

1. Certain Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. Guaranteed Obligations. The term “Guaranteed Obligations” shall mean the payment of all rent, additional rent and other monetary obligations of Tenant under the Lease and the performance of each and every non-monetary obligation of Tenant under the Lease.

3. Representations and Covenants. Guarantor represents, warrants, covenants and agrees that:

3.1 Performance of Covenants and Agreements. Guarantor will use best efforts to cause Tenant duly and punctually to perform all of the Guaranteed Obligations.

3.2 Validity of Agreement. Guarantor has duly and validly executed and delivered this Guaranty; this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and the execution, delivery and performance of this Guaranty have been duly authorized by all requisite action of Guarantor and such execution, delivery and performance by Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which Guarantor may be a party or by which Guarantor or any property or assets of Guarantor may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

3.3 Payment of Expenses. Guarantor agrees, as principal obligor and not as a guarantor only, to pay to Landlord forthwith upon demand in immediately available Federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by landlord in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at a rate equal to the lesser of six percent (6%) over the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America (or its successor) as its “prime” or “base” rate. Guarantor’s covenants and agreement set forth in this Section 3.3 shall survive the termination of this Guaranty.

3.4 Notices. Guarantor shall promptly give notice to Landlord of any event which might reasonably result in a material adverse change in the financial condition of Guarantor.

4. Guarantee. Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable under the Lease and that the Guaranteed Obligations which are non-monetary obligations shall be performed when such performance is required under the Lease. As to monetary obligations under the Lease, this guarantee is a guarantee of payment and not of collectability. Guarantor’s liability hereunder is direct, absolute and unconditional and may be enforced after nonpayment or non-performance by Tenant of any Guaranteed Obligations without requiring Landlord to resort to any other person or entity (including, without limitation, Tenant) or any other right, remedy or collateral.

5. Unenforceability of Guaranteed Obligations, Etc. If Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from Tenant by operation of law or for any other reason, (including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of the Lease or any limitation on the liability of Tenant thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever), the obligations contained in this Guaranty shall nevertheless remain in full force and effect and shall be binding upon Guarantor to the same extent as if Guarantor at all times had been Tenant under the Lease.

6. Additional Guarantees. This Guaranty shall be in addition to any other guarantee or other security for the Guaranteed Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

7. Consents and Waivers, Etc. Guarantor hereby acknowledges receipt of a correct and complete copy of the Lease, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Guaranty and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance with respect to any of the Guaranteed Obligations under the Lease, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of any obligation of Tenant under, enforcement of any provision of, or pursuit or exhaustion of any rights or remedies against Tenant or any other guarantor of the Guaranteed Obligations under or pursuant to, the Lease or any agreement directly or indirectly relating thereto, and any requirements of diligence or promptness on the part of Landlord in connection therewith, and (f) to the extent Guarantor lawfully may do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Guaranty, or the Lease, or the Guaranteed Obligations.

8. No Impairment, Etc. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations or Landlord’s or Tenant’s interest under the Lease, or any waiver by Landlord of the performance or observance by Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Lease or any indulgence in or the extension of the time for payment or performance by Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Lease or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or by any failure by Landlord to take any action permitted under the Lease, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting Tenant or any other guarantor or any assets of Tenant or any such other guarantor, or the release or discharge of Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing, or any other cause, whether similar or dissimilar to the foregoing. In furtherance of the foregoing, and the provisions of Paragraph 14(b)(vi) of the Fourth Amendment, Guarantor’s obligations hereunder shall not be affected or impaired by any release of Tenant pursuant to the provisions of Paragraph 14(c) of the Fourth Amendment.

9. Reimbursement, Subrogation, Etc. Guarantor hereby covenants and agrees that Guarantor shall not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against Tenant or any other person with respect to the Guaranteed Obligations prior to the payment in full of the obligations of Tenant under the Lease. Until all obligations of Tenant under the Lease shall have been paid and performed in full, Guarantor shall have no right of subrogation, and Guarantor waives any defense it may have based upon any election of remedies by Landlord which destroys Guarantor’s subrogation rights or Guarantor’s rights to proceed against Tenant for reimbursement (including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to Landlord). Until all obligations of Tenant pursuant to the Lease shall have been paid, performed and satisfied in full, Guarantor further waives any right to enforce any remedy which Landlord now has or may in the future have against Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by Landlord.

10. Defeasance. This Guaranty shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of Guarantor to Landlord under this Guaranty have been satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Tenant), this Guaranty, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

11. Notices. Any notice or demand under this Guaranty shall be given in the manner provided in Section 10.1 of the Lease, and shall be addressed to the party to receive such notice at its address as follows: (a), in the case of Guarantor, addressed to Guarantor at the address set forth above, and (b), in the case of Landlord, addressed to Landlord at the address set forth above, Attn: Jennifer B. Clark, or in the case of any party, to such other address as such party may have furnished by written notice given as herein provided.

12. Successors and Assigns. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of Guarantor which are contained in this Guaranty shall inure to the benefit of Landlord’s successors and assigns, including without limitation said holders, whether so expressed or not.

13. Applicable Law. This Guaranty and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Guaranty may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as may be provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

14. Modification of Agreement. No modification or waiver of any provision of this Guaranty, nor any consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Landlord, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

15. Waiver of Rights by Landlord. Neither any failure nor any delay on Landlord’s part in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

16. Severability. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Guaranty shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

17. Entire Contract. This Guaranty constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

18. Headings; Counterparts. Headings in this Guaranty are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Guaranty, it shall not be necessary to produce more than one of such counterparts.

19. Remedies Cumulative. No remedy herein conferred upon Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

WITNESS the execution hereof under seal as of the date above first written.

RAINMAKER SYSTEMS, INC.

/s/ Steve Valenzuela
Hereunto Duly Authorized
By:	Steve Valenzuela